Exhibit 10.2

EXECUTION COPY

SETTLEMENT AGREEMENT, entered into as of March 6, 2017 (this “Agreement”), among

(a)	TerraForm Global, Inc., a Delaware corporation (“GLBL Inc”);

(b)	TerraForm Global, LLC, a Delaware limited liability company (“GLBL LLC”);

(c)	TerraForm Global Operating, LLC, a Delaware limited liability company (“GLBL Operating”);

(d)	The direct and indirect subsidiaries of GLBL Inc that have executed and delivered joinders to this Agreement (the “GLBL Subsidiary Parties” and, collectively with GLBL Inc, GLBL LLC and GLBL Operating, the “GLBL Parties”);

(e)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated U.S. debtors-in-possession (collectively, the “Debtors”); and

(f)	The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Agreement (other than TERP (defined below), the GLBL Parties and any other direct and indirect subsidiaries of GLBL Operating) (the “SunEdison Subsidiary Parties” and, collectively with the Debtors, the “SunEdison Parties”).

RECITALS

WHEREAS, on August 5, 2015, SunEdison Inc and certain of its direct and indirect subsidiaries (other than GLBL and TERP (each defined below)) consummated the initial public offering of Class A common stock of GLBL Inc (the “Class A Common Stock”), after giving effect to which SunEdison (defined below) (i) retained Class B common stock of GLBL Inc (the “Class B Common Stock”), and (ii) entered into a limited liability company agreement with GLBL LLC and other related agreements with GLBL (the “IPO Arrangements”) setting forth various rights of GLBL and SunEdison Inc and certain of its direct and indirect subsidiaries;

WHEREAS, on April 21, 2016 (the “Petition Date”) and at various dates thereafter, the Debtors commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re SunEdison, Inc., et al., Case No. 16-10992 (SMB) (the “Chapter 11 Cases”);

WHEREAS, GLBL Inc, GLBL LLC, GLBL Operating and the direct and indirect subsidiaries of GLBL Operating (collectively, “GLBL”) have asserted – and SunEdison Inc and its direct and indirect subsidiaries (other than GLBL and TERP (defined below)) (collectively, “SunEdison”) has contested or may contest – various claims and defenses against SunEdison, including without limitation: (i) prepetition unsecured claims as set forth in the September 23, 2016 proof of claim and October 7, 2016 amended proof of claim filed by GLBL Inc in the Chapter 11 Cases (the “GLBL GUC Claims”); (ii) additional prepetition unsecured claims expected to arise upon rejection of some or all of the IPO Arrangements and other prepetition executory contracts between GLBL and the Debtors (the “GLBL Rejection Claims”); (iii) recoupment and other legal and equitable defenses to performance by GLBL of its obligations under allegedly defaulted and/or rejected IPO Arrangements, including with respect to any potential suit to receive distributions from GLBL or to transfer or convert contractual and other entitlements in GLBL into Class A Common Stock (the “GLBL Contractual Defenses”); and (iv) claims and potential claims against SunEdison allegedly entitled to administrative priority under the Bankruptcy Code and other applicable law (the “GLBL Administrative Claims”, and together with the GLBL GUC Claims, the GLBL Rejection Claims and GLBL Contractual Defenses, the “GLBL Claims”);

WHEREAS, GLBL has asserted – and SunEdison has contested or may contest – that, absent assumption of the IPO Arrangements in accordance with the Bankruptcy Code, GLBL is not required to make distributions to SunEdison, to convert SunEdison’s interests in GLBL LLC into Class A Common Stock or to perform other material obligations arising under the IPO Arrangements, and GLBL has indicated that it does not intend to do so (and SunEdison will contest any such action by GLBL) unless (i) an acceptable settlement with SunEdison is implemented that resolves the GLBL Claims and the other disputes between GLBL and SunEdison, or (ii) a court of competent jurisdiction issues a final order directing GLBL’s performance;

WHEREAS, the Debtors have asserted (and the Committee (defined below) has sought to assert derivatively on the Debtors’ behalf) – and GLBL has contested or may contest – various claims against GLBL in respect of the Debtors’ alleged right to avoid, pursuant to sections 544, 547, 548 and 550 of the Bankruptcy Code, certain transfers made by the Debtors to GLBL prior to the Petition Date, including under the IPO Arrangements and subsequent transfers (the “Avoidance Actions”), along with various other claims against GLBL (the “Other SunEdison Claims”, and together with the Avoidance Actions, the “SunEdison Claims”);

WHEREAS, the GLBL Parties and the SunEdison Parties (together, the “Parties”) acknowledge that litigation in connection with the GLBL Claims, the SunEdison Claims and the other disputes between GLBL and SunEdison would cause the Parties to incur significant costs, delay the resolution of the Chapter 11 Cases and distributions to creditors, and complicate GLBL’s and SunEdison’s exploration of strategic alternatives;

WHEREAS, SunEdison has asserted – and GLBL has contested or may contest – that (a) through the SUNE Stockholders’ (defined below) Class B Common Stock of GLBL Inc, SunEdison Inc indirectly holds a majority of the voting power of GLBL Inc, and (b) SunEdison Inc has substantial economic rights in GLBL LLC through the SUNE Stockholders’ incentive distribution rights;

WHEREAS, on or about September 19, 2016, SunEdison and GLBL commenced a joint marketing process to solicit bids for part or all of the outstanding equity interests in GLBL, the procedures for which were negotiated by SunEdison and GLBL at arm’s-length;

WHEREAS, concurrently with the GLBL marketing process, the Parties have conducted lengthy, good-faith, arm’s-length negotiations regarding a comprehensive settlement of the GLBL Claims and the SunEdison Claims conditioned upon the closing of a GLBL strategic transaction and, at SunEdison’s request, approval of the TERP Settlement Agreement (defined below) by SunEdison, TERP and the Bankruptcy Court;

2

WHEREAS, on the date hereof, (a) GLBL Inc, Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), and BRE GLBL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”); and (b) GLBL Inc, Parent, Merger Sub, SunEdison Inc and SunEdison Holdings Corporation are entering into a Voting and Support Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Voting and Support Agreement”);

WHEREAS, the Merger Agreement contemplates that certain of the settlements and releases described in this Agreement will be conditions to the consummation of the transaction contemplated by the Merger Agreement;

WHEREAS, on the date hereof, TerraForm Power, Inc. (together with its direct and indirect subsidiaries, “TERP”) and certain of its direct and indirect subsidiaries are entering into a substantially similar settlement agreement with the SunEdison Parties (the “TERP Settlement Agreement”);

WHEREAS, the Board of Directors of GLBL Inc and its Conflicts Committee and the LLC Conflicts Committee (as defined in the Amended and Restated Limited Liability Company Agreement of GLBL LLC, dated as of August 5, 2015, between GLBL Inc and SunEdison Holdings Corporation, and as amended from time to time) (the “LLC Conflicts Committee”) have determined that the execution, delivery and performance by GLBL Inc, GLBL LLC and GLBL Operating LLC of this Agreement are in the best interests of GLBL; and

WHEREAS, the Board of Directors of SunEdison Inc has determined that the execution, delivery and performance by the SunEdison Parties of this Agreement are in the best interests of SunEdison.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1.	Binding Effect of Agreement.

This Agreement (i) shall be immediately binding on each GLBL Party and each SunEdison Party that is not a Debtor upon such Party’s execution and delivery of (A) a signature page to this Agreement or (B) a Subsidiary Joinder (defined below); provided that the Debtors shall use commercially reasonable efforts to have any non-Debtor SunEdison entity that commences chapter 11 cases in the Bankruptcy Court after the date hereof become a SunEdison Party for all purposes under this Agreement, and (ii) shall become binding on the Debtors upon the entry by the Bankruptcy Court of an order, substantially in the form attached hereto as Exhibit A, approving this Agreement and authorizing the Debtors to enter into and perform their

3

obligations under this Agreement and granting further relief related thereto (the “Approval Order”); provided such Approval Order has not been stayed, reversed, vacated or modified on appeal; and provided, further, that the obligation of the Debtors under Section 2(f), Section 5 and Section 9 shall be immediately binding on the Debtors upon the execution and delivery of a signature page to this Agreement by SunEdison Inc. Upon the execution and delivery of this Agreement, this Agreement shall supersede in all respects the Memorandum of Understanding, dated January 20, 2017, by and among SunEdison Inc, GLBL Inc, GLBL LLC, TerraForm Power, Inc. and TerraForm Power, LLC (the “MOU”).

Section 2.	Consensual Rejection of the IPO Arrangements and Allocation of Consideration of Jointly Supported Transaction.

(a) Notwithstanding any alleged default under the IPO Arrangements by SunEdison or any alleged subordination or arrearage for the benefit of the holders of Class A Common Stock of GLBL Inc or Class A units of GLBL LLC under the terms of the IPO Arrangements, the SunEdison Parties and the GLBL Parties agree that, upon the closing of a Jointly Supported Transaction (defined below) (the “Settlement Effective Time”), in exchange for (i) SunEdison Inc, SunEdison Holdings Corporation and SUNE ML1, LLC (together, the “SUNE Stockholders”) delivering to GLBL Inc or its designee (x) all of the Class B Common Stock of GLBL Inc issued or issuable to SunEdison and (y) all of the Class B units of GLBL LLC issued or issuable to SunEdison (the “Class B Units”), in each case free and clear of any interest under section 363 of the Bankruptcy Code as provided in the Transaction Approval Order (defined below), (ii) the termination and cancellation or delivery of the incentive distribution rights as described in this Section 2(a) and Section 2(d), and (iii) the releases, settlements, terminations and waivers contemplated by this Agreement, SunEdison shall receive 25.0% of the total consideration paid to or value received in respect of all GLBL Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units) pursuant to the Jointly Supported Transaction. In furtherance of the foregoing, the SUNE Stockholders and the GLBL Parties agree that, for purposes of any Jointly Supported Transaction with the Bidder or any affiliate thereof under the terms of the Jointly Supported Transaction Agreement entered into by GLBL concurrently with the entry into this Agreement (such Jointly Supported Transaction Agreement, as it may be amended from time to time, the “Bidder Jointly Supported Transaction Agreement”): effective immediately prior to the Effective Time (as defined in the Bidder Jointly Supported Transaction Agreement) and conditioned on the occurrence of the Effective Time, (i) all Class B Units (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of GLBL LLC, dated and effective as of August 5, 2015, as amended from time to time (the “GLBL LLC Operating Agreement”) held by SunEdison or any of its controlled affiliates in GLBL LLC shall be exchanged for shares of Class A common stock, par value $0.01 per share, of GLBL Inc (each, a “Class A Share”) representing 25% of the Class A Shares (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange and, as a result of such exchange, immediately prior to the Effective Time and conditioned on the occurrence of the Effective Time, all shares of Class B Common Stock of GLBL Inc shall be automatically cancelled (the “Exchange”), and (ii) all outstanding IDRs (as defined in the GLBL LLC Operating Agreement) shall be cancelled (or, at GLBL Inc’s instructions, transferred to Parent or any of its affiliates). Exhibit G hereto sets forth for illustrative purposes the number of Class A Shares that SunEdison and its controlled affiliates would receive in the Exchange if the Exchange took place as of the close of business on March 1, 2017.

4

(b) If after the date hereof, the SunEdison Parties acquire Class A Common Stock of GLBL (other than through conversion, exchange, redemption or termination of, or other action that would extinguish, their Class B Units and/or Class B Common Stock) and continue to be holders of such Class A Common Stock immediately prior to the closing of the Jointly Supported Transaction, upon the Settlement Effective Time, they shall receive, with respect to such Class A Common Stock and in addition to the distribution described in Section 2(a) above, their pro rata share of the total consideration paid to holders of Class A Common Stock pursuant to the Jointly Supported Transaction.

(c) Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit B hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between GLBL and the Debtors shall be rejected by the applicable Debtors on the Settlement Effective Time pursuant to the Approval Order, and the GLBL Parties shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims) arising from such rejections; it being understood and agreed that, subject to the occurrence of the Settlement Effective Time, the GLBL Parties shall not accrue any damages or claims between the date hereof and the date of such rejections or the date of termination of this Agreement. Upon the request of the GLBL Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with GLBL and/or Bidder or an alternative bidder, as applicable, with respect to such rejected agreements. Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement.

(d) Upon the Settlement Effective Time, the incentive distribution rights issued by GLBL LLC to the SUNE Stockholders shall automatically terminate and be cancelled, or be delivered to GLBL LLC or its designee, in each case, on the Settlement Effective Time and the SunEdison Parties will receive, in part, the consideration set forth in Section 2(a).

(e) Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit C hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between the GLBL Parties and any non-Debtor SunEdison Parties shall automatically terminate, and the GLBL Parties and the SunEdison Parties shall be deemed to have no liability thereunder. Upon the request of the GLBL Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with GLBL and/or Bidder or an alternative bidder, as applicable, with respect to such terminated agreements. Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement. With respect to the intellectual property owned by or licensed to SunEdison and identified in Exhibit

5

D hereto, the transition services agreements shall provide for the GLBL Parties’ continued use of such intellectual property for a reasonable transition period following the Settlement Effective Time in the manner and to the extent that it was used prior to the Settlement Effective Time; provided, that (i) such use shall be subject to the terms and conditions of the transition services agreement and any applicable agreements with third parties and (ii) the GLBL Parties’ shall pay any costs (including any consent costs) incurred by the Debtors to obtain the right for the GLBL Parties to continue to use the intellectual property owned by third parties.

(f) If the Debtors file any Pleading (defined below) to reject any contract between a Debtor and a third party pursuant to which, to the Debtors’ actual knowledge, such third party provides services to GLBL, licenses intellectual property to SunEdison used or useful in the business of GLBL or otherwise transacts indirectly with or for the benefit of GLBL (a “GLBL Subcontract”), the Debtors shall notify GLBL Inc in writing that the Debtors believe they have filed a Pleading to reject a GLBL Subcontract, which notice shall identify such GLBL Subcontract and its relationship to GLBL. If requested in writing by the GLBL Parties within four business days of such notice, the Debtors shall, in lieu of rejection, use commercially reasonable efforts to assume and assign such contract to GLBL at GLBL’s sole cost and expense (including with respect to any cure amounts), to be paid to the Debtors and/or such third party prior to the effectiveness of any assumption and assignment thereof.

(g) A “Jointly Supported Transaction” means (i) the transaction contemplated by the Merger Agreement or (ii) any alternative transaction that GLBL Inc and SunEdison Inc have agreed in writing, each in its sole discretion, is a “Jointly Supported Transaction” for purposes of this Agreement. A “Jointly Supported Transaction Agreement” means the Merger Agreement or the definitive documentation for another Jointly Supported Transaction, as applicable. Notwithstanding the foregoing, nothing in this Agreement shall limit in any respect GLBL’s ability to settle claims asserted against it by Renova Energia S.A (“Renova”), as described in Global Inc’s 2015 Annual Report filed on Form 10-K (the “Renova Claims”) through (i) the mediation ordered by the Consent Order Regarding Committee’s (I) D&O Standing Motion and (II) D&O Litigation Stay Motion, Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., 16-01257 (December 28, 2016) (SMB), Docket No. 61, (ii) the repurchase of Class A Common Stock owned by Renova and/or its direct and indirect subsidiaries or (iii) a transaction consented to by Bidder or alternative bidder, as applicable.

Section 3.	Preserved GLBL Claim.

The Parties hereby agree that:

(a) Notwithstanding the occurrence of the Settlement Effective Time and the release set forth in Section 4(a), GLBL Inc shall have the right to prosecute general unsecured prepetition claims in any amount solely against SunEdison Inc in the Chapter 11 Cases (the “Preserved Comprehensive Unsecured Claim”); provided that, notwithstanding anything to the contrary herein, if the Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Committee”) executes and delivers a written agreement to support this Agreement and the settlements and releases contemplated herein on or prior to the seventh day after the date hereof, which agreement shall be satisfactory to both GLBL Inc and SunEdison Inc in their respective

6

sole discretion, and the Committee does not materially breach such agreement prior to the Settlement Effective Time, then upon the Settlement Effective Time, the Preserved Comprehensive Unsecured Claim shall be waived and released.

(b) In the event that the Preserved Comprehensive Unsecured Claim is not waived and released under Section 3(a), the rights of the Debtors, the Committee and any other party to oppose and object to the Preserved Comprehensive Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved.

(c) Notwithstanding the occurrence of the Settlement Effective Time, the release set forth in Section 4(a), and the waiver (if any) of the Preserved Comprehensive Unsecured Claim, GLBL Inc shall have the right to prosecute a general unsecured prepetition claim in an amount not to exceed $220 million, plus fees and interest on any final judgment related thereto (if any) as determined by the applicable court, against SunEdison Inc in the Chapter 11 Cases in connection with any and all claims that the GLBL Parties have now or may have in the future against the Debtors related to the Renova Claims (the “Preserved Renova Unsecured Claims”), and the rights of the Debtors and the Committee to oppose and object to any such general unsecured prepetition claim on any grounds are preserved.

(d) Amounts, if any, payable to GLBL Inc on account of the Preserved Comprehensive Unsecured Claim and the Preserved Renova Unsecured Claims are for the benefit of the holders of Class A Common Stock of GLBL Inc as of immediately prior to the closing of the Jointly Supported Transaction (including, for the avoidance of doubt, SunEdison Inc, including if SunEdison is a holder of Class A Common Stock of GLBL Inc as of immediately prior to the closing of the Jointly Supported Transaction, including as a result of the Exchange, redemption of, or other action that would extinguish its Class B Units and Class B Common Stock) and shall be distributed by GLBL Inc to such stockholders in such manner as GLBL Inc shall determine.

Section 4.	Mutual Releases.

(a) Effective upon the Settlement Effective Time, the GLBL Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “GLBL Releasing Parties”) hereby fully and forever release, discharge and acquit SunEdison and SunEdison’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than GLBL and TERP) (the “SunEdison Released Parties”) from any and all claims, actions, suits, debts, covenants, contracts, controversies, agreements, promises, judgments, executions, rights, damages, costs, expenses, claims, and any and all demands and causes of action of every kind, nature and character whatsoever, at law or in equity, whether based on contract (including, without limitation, quasi contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of fiduciary duty, recklessness, gross negligence, willful misconduct or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, certain or contingent (collectively, “Claims”), that the GLBL Releasing Parties ever had, now have or may hereafter have against

7

the SunEdison Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the GLBL Claims; provided that the GLBL Releasing Parties do not release, discharge or acquit the SunEdison Released Parties from (i) any Claim to enforce, or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any other contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction, or (ii) the Preserved Comprehensive Unsecured Claim and the Preserved Renova Unsecured Claims, or (iii) any Claim against any direct or indirect subsidiary of SunEdison Inc that is not a SunEdison Party and that commences any action or proceeding with respect to a Claim against a GLBL Released Party (as defined below) other than a Claim described in the proviso in Section 4(b)(i) below.

(b) Effective upon the Settlement Effective Time, the SunEdison Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “SunEdison Releasing Parties”) hereby fully and forever release, discharge and acquit GLBL and GLBL’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than SunEdison and TERP) (the “GLBL Released Parties”) from any and all Claims that the SunEdison Releasing Parties ever had, now have or may hereafter have against the GLBL Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the SunEdison Claims; provided that the SunEdison Releasing Parties do not release, discharge or acquit the GLBL Released Parties from (i) any Claim to enforce or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction or (ii) any Claim against any direct or indirect subsidiary of GLBL Inc that is not a GLBL Party and that commences any action or proceeding with respect to a Claim against a SunEdison Released Party (as defined below) other than a Claim described in the proviso in Section 4(a)(i) or 4(a)(ii) above.

(c) The Parties hereby agree to hold in abeyance any and all discovery requests related to (i) any Claims released in this Section 4 unless and until this Agreement is terminated in accordance with its terms, and (ii) the Preserved Comprehensive Unsecured Claim until the Approval Order has been entered; provided that the SunEdison Parties reserve the right to make discovery requests relating to Claims brought against SunEdison by entities other than the GLBL Releasing Parties and, subject to the potential applicability of the automatic stay, the GLBL Parties reserve the right to make discovery requests relating to Claims brought against GLBL by entities other than the SunEdison Releasing Parties.

(d) Notwithstanding anything to the contrary in this Section 4, the Parties’ rights, if any, to access any insurance policies, including those under which SunEdison or GLBL is insured, or the proceeds thereof in their respective capacities as insureds thereunder, including, but not limited to, (i) directors’ and officers’ insurance policies, (ii) employee liability insurance policies, (iii) property, casualty and liability insurance policies and (iv) module and other

8

warranty insurance policies, shall not be affected or diminished by this Agreement (even if Claims related thereto are released against the SunEdison Released Parties or the GLBL Released Parties pursuant to this Agreement), and the rights and defenses of all Parties are reserved with respect thereto.

(e) For the avoidance of doubt, nothing in this Agreement is intended, or shall be construed, to release any Claims by or on behalf of (i) the GLBL Parties against GLBL’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of SunEdison), or (ii) the SunEdison Parties against SunEdison’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of GLBL).

(f) Effective upon the entry of the Approval Order, the GLBL Releasing Parties hereby fully and forever release, discharge and acquit any Buyer of any and all renewable energy projects owned by SunEdison (the “SunEdison Projects”) from any and all Claims arising out of, in connection with, or relating to their acquisition of such SunEdison Projects (which shall include, without limitation, the release and waiver of any right of first offer or similar rights held by the GLBL Releasing Parties in connection with any SunEdison Projects, and shall extend to the SunEdison Project companies themselves); provided that it is agreed and stipulated that, prior to the Settlement Effective Time upon which time the releases in Section 4(a) shall become effective, such releases and waivers shall not reduce, diminish or modify GLBL’s Claims against the Debtors in the Chapter 11 Cases in any respect, with such Claims to be treated as if such releases and waivers were never granted, other than any acquisition of SunEdison Projects in connection with such Buyer’s or its affiliates’ direct or indirect acquisition of all or a part of the equity or assets of GLBL or TERP (under a sale, plan of reorganization, plan of liquidation or otherwise). For purposes of this Section 4(f), “Buyer” means any prospective or actual third-party buyer of a SunEdison Project. Notwithstanding anything to the contrary in this Agreement, the releases contained in this Section 4(f) shall survive the termination of this Agreement.

(g) THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

9

Section 5.	SunEdison’s Support Obligations.

(a) Within four (4) business days of the date hereof, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the Approval Order.

(b) The Debtors shall use commercially reasonable efforts to obtain entry of the Approval Order and the TERP Approval Order (defined below) and to make such orders Final Orders, in each case, as promptly as possible. For the avoidance of doubt, commercially reasonable efforts shall include the proposal of Potential Avoidance Claims Allocations (as such term is defined in the Approval Order) that the Debtors believe to be reasonable and consistent with the applicable legal standards for entry of the Approval Order and the TERP Approval Order. SunEdison shall request an initial hearing date with respect to the Approval Order and TERP Approval Order to be scheduled no later than April 10, 2017. A “Final Order” means an order or judgment of the Bankruptcy Court entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, either (i) no stay of such order or judgment shall be in effect, (ii) no motion or application for a stay of such order or judgment shall be filed and pending or such motion or application shall have been denied, or (iii) if a stay of such order or judgment has been granted, then (x) the stay shall have been dissolved or (y) such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order not to be a Final Order.

(c) The SunEdison Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(d) Until the Settlement Effective Time, the SunEdison Parties shall cooperate in good faith with GLBL to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between GLBL and SunEdison, including the claims and matters listed on Exhibit E; provided that the GLBL Parties shall reimburse (or shall cause their subsidiaries that are not GLBL Parties to reimburse) SunEdison for the reasonable and documented out-of-pocket costs of engaging third parties (other than the Debtors’ retained professionals in the Chapter 11 Cases) to provide administrative or operational services to GLBL.

(e) Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of GLBL Inc and GLBL LLC, (i)

10

file or support any motion, application, pleading or other document, including any plan of reorganization and the disclosure statement relating thereto (each, a “Pleading” and collectively, “Pleadings”) (or make any comments on the record before the Bankruptcy Court), or (ii) enter into, or agree to enter into, any disposition or transfer of any assets of GLBL or equity interests in GLBL or other transaction, in each of cases (i) and (ii) that is inconsistent with this Agreement, a Consistent Plan (defined below) or the Jointly Supported Transaction or that in any way undermines their support for this Agreement. The SunEdison Parties shall use commercially reasonable efforts to work collaboratively with GLBL to implement the settlement and other obligations set forth in this Agreement; provided that prior to the entry of the Transaction Approval Order (defined below), the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

(f) Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of GLBL Inc and GLBL LLC, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction or any plan of reorganization or liquidation unless such transaction or plan is consistent with this Agreement or the Jointly Supported Transaction, and also seek, in the case of a plan of reorganization or liquidation (such plan, a “Consistent Plan”), exculpations (to the extent permitted under applicable law) for GLBL Inc, GLBL LLC and their respective former and current partners, agents, officers, directors, employees, representatives, attorneys and advisors (who served in such roles after the Petition Date); provided that prior to the entry of the Transaction Approval Order, the restrictions and obligations in this paragraph (f) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

(g) Subject to Section 5(f) above, the SunEdison Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify GLBL Inc and GLBL LLC if SunEdison receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement or, prior to execution and delivery of the Jointly Supported Transaction Agreement, the latest draft Jointly Supported Transaction Agreement approved by each of GLBL Inc, GLBL LLC and SunEdison Inc, as applicable), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep GLBL Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

11

(h) The SunEdison Parties shall use commercially reasonable efforts to cause SunEdison Inc’s non-debtor direct and indirect subsidiaries to execute and deliver joinders to this Agreement substantially in the form of Exhibit F (“Subsidiary Joinders”) to SunEdison Inc, GLBL Inc, GLBL LLC and GLBL Operating on or prior to the Settlement Effective Time.

Section 6.	GLBL’s Support Obligations.

(a) The GLBL Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(b) Until the Settlement Effective Time, the GLBL Parties shall cooperate in good faith with SunEdison to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between GLBL and SunEdison, including the claims and matters listed on Exhibit E; provided that the SunEdison Parties shall reimburse (or shall cause their subsidiaries that are not SunEdison Parties to reimburse) GLBL for the reasonable and documented out-of-pocket costs of engaging third parties (other than GLBL’s retained general corporate professionals) to provide administrative or operational services to SunEdison.

(c) The GLBL Parties shall not, without the prior written consent of SunEdison Inc, file or support any Pleading (or make any comments on the record before the Bankruptcy Court) that is inconsistent with this Agreement or the Jointly Supported Transaction, or that in any way undermines their support for this Agreement. The GLBL Parties shall use commercially reasonable efforts to work collaboratively with SunEdison to implement the settlement and other obligations set forth in this Agreement; provided that prior to the time the Requisite Company Vote (as defined in the Jointly Supported Transaction Agreement) is obtained, the restrictions and obligations in this paragraph (c) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of GLBL Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with GLBL’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

(d) The GLBL Parties shall support, and not, directly or indirectly, object to, litigate against, or otherwise impair, hinder, or delay the Debtors’ pursuit of entry of the Approval Order.

(e) Except with the prior written consent of SunEdison Inc, the GLBL Parties shall not, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction, settlement with SunEdison or plan of reorganization or liquidation for the Debtors unless such transaction, settlement or plan is consistent with this Agreement and the Jointly Supported Transaction; provided that prior to the time the Requisite Company Vote is obtained, the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of GLBL Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with GLBL’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

12

(f) Subject to Section 6(e) above, the GLBL Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify SunEdison Inc if GLBL receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep SunEdison Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(g) The GLBL Parties shall use commercially reasonable efforts to cause the direct and indirect subsidiaries of GLBL Inc to execute and deliver Subsidiary Joinders to SunEdison Inc, GLBL Inc, GLBL LLC and GLBL Operating on or prior to the Settlement Effective Time, including any direct or indirect subsidiaries of GLBL Inc that have or may file claims in the Chapter 11 Cases.

Section 7.	Representations and Warranties of the Parties.

To induce each other Party to enter into and perform its obligations under this Agreement, each Party, severally but not jointly, represents, warrants and acknowledges, as of the date hereof and as of Settlement Effective Time, as follows:

(a) Authority. (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company or other power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and (ii) the execution, delivery and performance by it under this Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party (other than a Jointly Supported Transaction Agreement and the Voting and Support Agreement) and the consummation of the transactions contemplated herein and therein (other than an Exclusivity Agreement or a Jointly Supported Transaction), have been duly authorized by all necessary action on its part (including, in the case of the GLBL Parties (other than GLBL Inc), approval of the LLC Conflicts Committee), and no other actions or proceedings on its part are necessary to authorize and approve this Agreement, other than, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(b) Validity. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

13

(c) No Conflict. Its execution, delivery and performance (when such performance is due) of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its or their subsidiaries’ certificates of incorporation or bylaws or other organizational documents, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(d) Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority or regulatory body is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by it of this Agreement, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(e) No Reliance. It (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other Party, or any of its affiliates, or any officer, employee, agent or representative thereof, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each other Party’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

Section 8.	Termination.

(a) This Agreement may be terminated at any time prior to the Settlement Effective Time by the mutual written consent of SunEdison Inc, GLBL Inc and GLBL LLC.

(b) This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from GLBL Inc or GLBL LLC if the GLBL Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i) (A) there has been a material breach of any representation, warranty, covenant or agreement made by the SunEdison Parties in this Agreement or the Voting and Support Agreement, and (B) such breach has not been cured by the SunEdison Parties within ten (10) business days after receipt of written notice thereof from GLBL Inc or GLBL LLC demanding such cure;

(ii) a motion seeking entry of the Approval Order has not been filed with the Bankruptcy Court within four (4) business days after the date hereof and the reason for such failure to file the motion is not the GLBL Parties’ failure to consent to the form thereof;

14

(iii) the Bankruptcy Court enters an order that is materially inconsistent in a manner adverse to the GLBL Parties with the Approval Order or the order approving the TERP Settlement Agreement (the “TERP Approval Order”);

(iv) an order in form and substance reasonably acceptable to GLBL and to the Debtors approving the Debtors’ entry into the Voting and Support Agreement and authorizing a Jointly Supported Transaction (the “Transaction Approval Order”) (A) has not been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Transaction Approval Order in good faith in a contested matter or (B) the Transaction Approval Order has not become a Final Order by July 15, 2017;

(v) the Approval Order and an order approving the TERP Settlement Agreement (the “TERP Approval Order”) (A) have not each been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Approval Order and/or the TERP Approval Order in good faith in a contested matter or (B) the Approval Order and the TERP Approval Order have not become Final Orders by July 15, 2017;

(vi) the SunEdison Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from GLBL Inc or GLBL LLC, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(vii) the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, and such dismissal or conversion contains provisions that are materially and adversely inconsistent with this Agreement, the Approval Order or the TERP Approval Order;

(viii) the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(ix) the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction; or

(x) the SunEdison Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders for each of SunEdison Inc’s non-debtor direct and indirect subsidiaries reasonably requested by GLBL by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, GLBL Inc or GLBL LLC shall provide written notice to the SunEdison Parties identifying any such subsidiaries. If, within nine (9) business days after receipt of such notice, the SunEdison Parties cause such subsidiaries to execute and deliver Subsidiary Joinders, then GLBL Inc and GLBL LLC shall not be entitled to terminate this Agreement pursuant to this Section 8(b)(x).

15

(c) This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from SunEdison Inc if the SunEdison Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i) (A) there has been a material breach of any representation, warranty, covenant or agreement made by the GLBL Parties in this Agreement, and (B) such breach has not been cured by the GLBL Parties within ten (10) business days after receipt of written notice thereof from SunEdison Inc demanding such cure;

(ii) the GLBL Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from SunEdison Inc, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(iii) the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(iv) the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(v) the Transaction Approval Order has not been entered by the Bankruptcy Court on or before July 31, 2017; or

(vi) the Approval Order and the GLBL Approval Order have not been entered by the Bankruptcy Court on or before July 31, 2017.

(vii) the GLBL Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders by each of direct and indirect subsidiaries of GLBL Operating by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, SunEdison Inc shall provide written notice to the GLBL Parties identifying any such subsidiaries. If, within nine (9) business days after receipt of such notice, the GLBL Parties either (A) cause such subsidiaries to execute and deliver Subsidiary Joinders or (B) provide the SunEdison Parties with an indemnity, on terms substantially in the form attached hereto as Exhibit H, for any Claims asserted against the SunEdison Parties by such subsidiaries that, if such subsidiaries executed and delivered Subsidiary Joinders, would be released pursuant to this Agreement against the Parties, then SunEdison Inc shall not be entitled to terminate this Agreement pursuant to this Section 8(c)(vii).

(d) Upon termination of this Agreement in accordance with this Section 8, excluding the provisions of this Agreement that expressly survive any termination thereof: (i) this Agreement shall be of no further force and effect and (ii) each Party shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights

16

that it would have had had it not entered into this Agreement; provided, however, that upon such termination, nothing contained herein shall be deemed or construed as a waiver, admission, concession, res judicata, collateral estoppel, or otherwise relevant in connection with any subsequent action, cause of action, or proceeding.

(f) Notwithstanding anything to the contrary in this Section 8, no Party may terminate this Agreement pursuant to Section 8(b) (other than clauses (i) and (ix) thereunder) or Section 8(c) (other than clauses (i) and (iii) thereunder) after the time the Requisite Company Vote is obtained.

Section 9.	Transfers and Conversions.

(a) Each of the GLBL Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, (“Transfer”) any Claims that it has against SunEdison, and each of the SunEdison Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, any Claims that it has against GLBL; provided that in each case, a Party may pledge or encumber Claims in connection with existing secured debt incurred or guaranteed by such Party or the refinancing or modification thereof.

(b) During the term of this Agreement, the SunEdison Parties agree that they shall not (i) seek to convert, exchange, redeem, terminate or take any other action that would extinguish their Class B Units and or Class B Common Stock into Class A Common Stock, other than at the closing of a Jointly Supported Transaction in accordance with the terms of a Jointly Supported Transaction Agreement or (ii) Transfer any Class B Units or Class B Common Stock to any entity that is not, at the time of such transfer, a SunEdison Party.

Section 10.	Miscellaneous.

(a) Complete Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and nullifies all prior agreements, oral or written, among the Parties with respect thereto, including the MOU. The Parties acknowledge that the terms set forth in this Agreement do not represent, nor should they be construed as, a binding commitment or obligation of any GLBL Parties or SunEdison Parties to enter into a Jointly Supported Transaction Agreement.

(b) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court and, solely in connection with claims arising under this Agreement: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding. Each

17

Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(b). It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

(c) Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party.

(d) Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

(e) Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement among the Parties. Nothing herein shall be deemed an admission of any kind. To the extent provided by Federal Rule of Evidence 408, and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than proceedings to approve the Approval Order or to enforce the terms of this Agreement.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Except as otherwise explicitly set forth herein, nothing in this Agreement is intended to benefit or create any right or cause of action in or on behalf of any person other than the Parties (and their affiliated persons and entities who are expressly described as beneficiaries of the releases and settlements set forth herein).

(g) Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

18

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.

13736 Riverport Dr.

Maryland Heights, Missouri 63043

Attn:    General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn:    Jay M. Goffman and J. Eric Ivester

Email:  jay.goffman@skadden.com

eric.ivester@skadden.com

if to GLBL Inc, to:

TerraForm Global, Inc.

7550 Wisconsin Ave., 9th Floor

Bethesda, Maryland 20814

Attn:    General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn:    Andrew G. Dietderich

Email:  dietdericha@sullcrom.com

and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP

1801 K Street, N.W., Suite 411L

Washington, D.C. 20006

Attn:    Ariel N. Lavinbuk

Email:  alavinbuk@robbinsrussell.com

if to GLBL LLC or the GLBL Parties, to:

TerraForm Global, LLC

7550 Wisconsin Ave., 9th Floor

Bethesda, Maryland 20814

Attn:    General Counsel

19

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn:    Andrew G. Dietderich

Email: dietdericha@sullcrom.com

and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP

1801 K Street, N.W., Suite 411L

Washington, D.C. 20006

Attn:    Ariel N. Lavinbuk

Email:  alavinbuk@robbinsrussell.com

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received. Notwithstanding the potential applicability of the automatic stay of section 362 of the Bankruptcy Code, the Debtors consent to the GLBL Parties’ delivery of notices to the Debtors pursuant to this Agreement.

(h) Amendments. This Agreement may not be modified or amended in any way except in a writing with the mutual agreement of SunEdison Inc, GLBL Inc and GLBL LLC.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

20

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

SUNEDISON, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Executive Officer and Chief Restructuring Officer

SUNEDISON HOLDINGS CORPORATION

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE ML1, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

TERRAFORM PRIVATE HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

ENFLEX CORPORATION

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

SUNEDISON DG, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNEDISON UTILITY HOLDINGS, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNEDISON INTERNATIONAL, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

MEMC PASADENA, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SOLAICX

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNEDISON CONTRACTING, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

NVT, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

NVT LICENSES, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

TEAM-SOLAR, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNEDISON CANADA, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

FOTOWATIO RENEWABLE VENTURES, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SILVER RIDGE POWER HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

SUNEDISON INTERNATIONAL, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUN EDISON, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE WIND HOLDINGS, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE HAWAII SOLAR HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

FIRST WIND SOLAR PORTFOLIO, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

FIRST WIND CALIFORNIA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

SEV MERGER SUB, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

PVT SOLAR, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNEDISON RESIDENTIAL SERVICES, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNFLOWER RENEWABLE HOLDINGS 1, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

BLUE SKY WEST CAPITAL, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

FIRST WIND OAKFIELD PORTFOLIO, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

FIRST WIND PANHANDLE HOLDINGS III, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

DSP RENEWABLES, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

HANCOCK RENEWABLES HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

EVERSTREAM HOLDCO FUND I, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

BUCKTHORN RENEWABLES HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

GREENMOUNTAIN WIND HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

RATTLESNAKE FLAT HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SOMERSET WIND HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE WAIAWA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE MN DEVELOPMENT, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE MINNESOTA HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

SUNE MN DEVELOPMENT HOLDINGS, LLC

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

[Signature Page to GLBL Settlement Agreement]

TERRAFORM GLOBAL, INC., as Company

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chairman and Interim Chief Executive Officer

TERRAFORM GLOBAL, LLC

BY:	TerraForm Global, Inc., its Managing Member

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chairman and Interim Chief Executive Officer

TERRAFORM GLOBAL OPERATING, LLC

BY:	TerraForm Global, LLC, its Managing Member

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chairman and Interim Chief Executive Officer

[Signature Page to GLBL Settlement Agreement]

EXHIBIT A

Approval Order

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
:
In re:	:	Chapter 11
:
SUNEDISON, INC., et al.,	:	Case No. 16-10992 (SMB)
:
Debtors.[1]	:	(Jointly Administered)
:
:

ORDER GRANTING DEBTORS’ MOTION FOR ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 363(B), AND 365 AND BANKRUPTCY RULES 6004 AND 9019 AUTHORIZING AND APPROVING CERTAIN SETTLEMENT AGREEMENTS AMONG THE DEBTORS AND THE YIELDCOS

Upon the motion (the “Motion”)2 of the Debtors for an Order, pursuant to sections 105(a), 363(b), and 365 of title 11 of the United States Code (the “Bankruptcy Code”), and Rules 9019 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (a) authorizing and approving the Debtors’ entry into (i) that certain Settlement Agreement, dated as

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number are as follows: SunEdison, Inc. (5767); SunEdison DG, LLC (N/A); SUNE Wind Holdings, Inc. (2144); SUNE Hawaii Solar Holdings, LLC (0994); First Wind Solar Portfolio, LLC (5014); First Wind California Holdings, LLC (7697); SunEdison Holdings Corporation (8669); SunEdison Utility Holdings, Inc. (6443); SunEdison International, Inc. (4551); SUNE ML 1, LLC (3132); MEMC Pasadena, Inc. (5238); Solaicx (1969); SunEdison Contracting, LLC (3819); NVT, LLC (5370); NVT Licenses, LLC (5445); Team-Solar, Inc. (7782); SunEdison Canada, LLC (6287); Enflex Corporation (5515); Fotowatio Renewable Ventures, Inc. (1788); Silver Ridge Power Holdings, LLC (5886); SunEdison International, LLC (1567); Sun Edison LLC (1450); SunEdison Products Singapore Pte. Ltd. (7373); SunEdison Residential Services, LLC (5787); PVT Solar, Inc. (3308); SEV Merger Sub Inc. (N/A); Sunflower Renewable Holdings 1, LLC (6273); Blue Sky West Capital, LLC (7962); First Wind Oakfield Portfolio, LLC (3711); First Wind Panhandle Holdings III, LLC (4238); DSP Renewables, LLC (5513); Hancock Renewables Holdings, LLC (N/A); EverStream HoldCo Fund I, LLC (9564); Buckthorn Renewables Holdings, LLC (7616); Greenmountain Wind Holdings, LLC (N/A); Rattlesnake Flat Holdings, LLC (N/A); Somerset Wind Holdings, LLC (N/A); SunE Waiawa Holdings, LLC (9757); SunE MN Development, LLC (8669); SunE MN Development Holdings, LLC (5388); and SunE Minnesota Holdings, LLC (8926). The address of the Debtors’ corporate headquarters is 13736 Riverport Dr., Maryland Heights, Missouri 63043.
[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

of March 6, 2017, by and among the SunEdison Parties and the TERP Parties, attached hereto as Annex A (the “TERP Settlement Agreement”) and (ii) that certain Settlement Agreement, dated as of March 6, 2017, by and among the SunEdison Parties and the Global Parties, attached hereto as Annex B (the “GLBL Settlement Agreement,” and together with the TERP Settlement Agreement, the “Settlement Agreements”), (b) approving the Debtors’ performance of their obligations under the Settlement Agreements, (c) approving and effectuating (i) the releases provided by (x) the TERP Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Section 4(a) and 4(f) of the TERP Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the TERP Settlement Agreement (collectively, the “TERP Releases”) and (ii) the releases provided by (x) the GLBL Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Sections 4(a) and 4(f) of the GLBL Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the GLBL Settlement Agreement (collectively, the “GLBL Releases” and together with the TERP Releases, the “Releases”), in each case, solely when effective under the terms of the applicable Settlement Agreement, and (d) approving the allocation of the consideration to be received by the Debtors on account of the Avoidance Actions in connection with the Jointly Supported Transaction; and upon the supporting Declarations; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, their stakeholders, and other parties in interest; and good cause appearing therefor, it is hereby

FOUND AND DETERMINED THAT:3

A. Jurisdiction and Venue. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B. Hearing and Notice. A hearing on the Motion was held by this Court on [●], 2017 (the “Hearing”). As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate, and sufficient notice of the Motion, the Hearing, and the Settlement Agreements has been provided in accordance with sections 362, 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004 and 9006, Rule 6006-1 of the Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Bankruptcy Rules”) and this Court’s case management procedures, (ii) such notice was good, sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Hearing, or the Settlement Agreements is or shall be required.

C. Opportunity to Object. A fair and reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

D. Settlement and Compromise. As is more specifically described in the recitals to the Settlement Agreements, the Debtors have asserted claims against the Yieldcos, the Yieldcos have asserted claims against the Debtors, and each has asserted defenses to the rights and claims of the other (collectively, the “Claims and Defenses”). The Claims and Defenses

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

include allegations by the Debtors that certain transfers to or for the benefit of the Yieldcos or the value thereof are avoidable by or payable to the Debtors (the “Potential Avoidance Claims”).4 The Motion describes, and each Settlement Agreement contemplates, a comprehensive release and settlement of certain Claims and Defenses (the “Yieldco Compromises and Settlements”), which are supported by valuable consideration. Specifically, (i) the TERP Settlement Agreement provides that, subject to its terms and conditions, (A) solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for TERP, the Debtors shall receive 36.9% of the total consideration paid to or value received in respect of all TERP Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units issued and outstanding immediately prior to the consummation of such Jointly Supported Transaction) (the “M&A Conversion”) and (B) solely in accordance with Sections 2(a) and Section 2(h) thereof, if the Jointly Supported Transaction Agreement is terminated under certain circumstances, SunEdison shall have the right to elect to receive newly-issued Class A Common Stock of TERP Inc constituting 36.9% of the aggregate issued and outstanding Class A Common Stock of TERP Inc on a fully-diluted, as converted basis (including options, restricted stock awards and restricted stock units) as of the issuance of such Class A Common Stock (the “Stand-Alone Conversion,” and together with the M&A Conversion, the “TERP Settlement Value”), and (ii) the GLBL Settlement Agreement provides that, subject to its terms and conditions and solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for GLBL, the Debtors shall receive 25.0% of the total consideration paid to or value received in respect of all GLBL Inc equity securities (including shares of common

[4]	On November 7, 2016, the Committee filed the Motion of Official Committee of Unsecured Creditors for (I) Leave, Standing and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of Debtors’ Estates and (II) Settlement Authority [Docket No. 1557] (the “UCC Standing Motion”) seeking other things, leave, standing and authority to prosecute the Potential Avoidance Claims.

stock, options, restricted stock awards and restricted stock units) (the “GLBL Settlement Value” and, together with TERP Settlement Value, the “Aggregate Settlement Value”), in each case, pursuant to the applicable Jointly Supported Transaction.

E. Releases. The Releases, as and to the fullest extent set forth in the TERP Settlement Agreement and GLBL Settlement Agreement, respectively, are critical to the settlements and compromises thereunder, are supported by fair and reasonable consideration, are in the best interests of the Debtors’ estates, and, accordingly, are hereby approved pursuant to Bankruptcy Rule 9019; are subject to the conditions, limitations, exclusions, and stipulations set forth in the applicable Settlement Agreement in all respects, and shall only be effective when effective under the applicable Settlement Agreement.

F. Allocation of Sale Consideration to Potential Avoidance Claims. In the Motion and supporting declarations, the Debtors set forth the amount and their analysis regarding the deemed allocation, for purposes of implementing the Yieldco Compromises and Settlements, of the Aggregate Settlement Value on account of the Debtors’ release of Potential Avoidance Claims: $            of cash or equivalent value of the TERP Settlement Value to be received by those Debtors identified in Annex C to this Order and $            of the GLBL Settlement Value to be received by those Debtors identified in Annex C to this Order (collectively, the “Potential Avoidance Claims Allocations,” and together with the Yieldco Compromises and Settlements, the “Compromise and Settlement”). The remainder of the Aggregate Settlement Value is deemed, for purposes of implementing the Yieldco Compromises and Settlements, to be received by the Debtors on account of the Debtors’ Class A Common Stock (if any), Class B Common Stock and Class B Units (in each case, in the respective Yieldco), the Debtors’ asserted voting control, and the cancellation or delivery of the Debtors’

incentive distribution rights, each as contemplated under the Settlement Agreements, and as set forth by the Debtors in Annex C hereto. Notwithstanding anything to the contrary herein, the Potential Avoidance Claims Allocations shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding, including any action or proceeding (a) in connection with the Potential Avoidance Claims or (b) between any Yieldco and any other party.

G. Fair and Equitable/Best Interest. Approval of the Compromise and Settlement, including the Yieldco Compromises and Settlements and the Potential Avoidance Claims Allocations, is (i) fair and equitable, (ii) in the best interests of the estate, and (iii) falls within the reasonable range of litigation possibilities. The balance between the likelihood of the Debtors’ success on the merits after lengthy and costly litigation when compared to the concrete and tangible benefit of the Compromise and Settlement weighs in favor of approval of the Compromise and Settlement. Moreover, it is certain that litigation of the Claims and Defenses (including the Potential Avoidance Claims) would be complex, protracted and collectability by the Debtors of any judgment that might be ordered in the Debtors’ favor against either of the Yieldcos is far from certain. [The [Committee] [or] [Prepetition Secured Lenders] [or][Committee and Prepetition Secured Lenders] support[s] the Compromise and Settlement.] The Debtors relied on experienced counsel from Skadden, Arps, Slate, Meagher & Flom LLP, Brown Rudnick LLP, Rothschild Inc. and PricewaterhouseCoopers LLP when exercising their business judgment to enter into the Compromise and Settlement, including determination of the Potential Avoidance Claims Allocations. With respect to the Potential Avoidance Claims Allocations, the Debtors also considered written submissions from both the Committee and the Prepetition Secured Lenders where such constituent groups outlined their respective view about the Potential Avoidance Claims Allocations.

H. Arm’s-Length Process. The negotiation and execution of the Settlement Agreements was at arm’s-length and in good faith, and at all times each of the Yieldcos and the Debtors were represented by competent, independent counsel of their choosing.

(a) [TERP. The TERP Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of TERP Inc, which is comprised entirely of independent directors of TERP Inc who do not serve on GLBL Inc’s Board of Directors and who are advised by independent counsel. In addition, the TERP Settlement Agreement was approved by the Conflicts Committee of TERP LLC, which is comprised entirely of independent directors who do not serve on the GLBL Inc Board of Directors, and the Board of Directors of TERP Inc, the majority of which is independent and unaffiliated with SunEdison.]

(b) [GLBL. The GLBL Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of GLBL Inc, which is comprised entirely of independent directors of GLBL Inc who do not serve on TERP Inc’s Board of Directors and who are advised by independent counsel. In addition, the GLBL Settlement Agreement was approved by the Conflicts Committee of GLBL LLC, which is comprised entirely of independent directors who do not serve on the TERP Inc Board of Directors, and the Board of Directors of GLBL Inc, the majority of which is independent and unaffiliated with SunEdison. The two directors on the GLBL Inc Board of Directors affiliated with SunEdison recused themselves from the deliberations and votes related to such approval.]

(c) [SunEdison. After due deliberation and careful consideration, the Settlement Agreements were approved by the SUNE Board of Directors.]

I. Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein.

It is therefore ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is GRANTED to the extent set forth herein.

2. The Compromise and Settlement is hereby approved.

3. The Yieldco Compromises and Settlements, including the Settlement Agreements and all of their provisions (including the Releases), are hereby approved, and the Releases are incorporated fully herein. The Debtors are authorized to enter into, perform their obligations under, and take all other actions to effect the Settlement Agreements with the Yieldcos pursuant to sections 105, 363(b), and 365 of the Bankruptcy Code and Bankruptcy Rules 6004 and 9019.

4. This Order, and the Settlement Agreements approved hereunder, shall be binding on all parties in interest in the Debtors’ Chapter 11 Cases (including, but not limited to, any subsequently appointed chapter 11 or chapter 7 trustee or any representative of the Debtors’ estates appointed pursuant to 11 U.S.C. § 1123) and in each case, on each of their predecessors or successors.

5. Any Release of Claims by a person or entity other than a SunEdison Party authorized herein is subject to such person or entity’s authority to release such Claims under applicable non-bankruptcy law.

6. The Potential Avoidance Claims Allocations are hereby approved in the amounts set forth above. Any monies or property received on account of the Potential Avoidance Claims Allocations shall be held by the respective Debtors, in accordance with Annex C hereto, to be distributed as may be required pursuant to the Bankruptcy Code or further court order. Nothing contained in this Order is intended to decide which creditor constituent(s) is/are entitled to the Potential Avoidance Claims Allocations and the arguments of the Debtors and all parties in interest with respect to such issues are preserved, including any claims and defenses in that certain adversary proceeding, Official Committee of Unsecured Creditors v. Wells Fargo Bank, N.A., et al., Adv. Pro. No. 16-1228 (SMB), or arguments for substantive consolidation of some or all of the Debtors’ estates with estates of other Debtors.

7. Exclusive of the decree set forth in the above Paragraph 6, any and all liens, claims, interests, and encumbrances (collectively, the “Liens”) attaching to the Aggregate Settlement Value will attach in the order of priority, and with the same validity and extent, as set forth under the Final Order (I) Authorizing Debtors to (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant to Bankruptcy Code Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), and 364(e) and (B) Utilize Cash Collateral Pursuant to Bankruptcy Code Section 363, and (ii) Granting Adequate Protection to Prepetition Secured Parties Pursuant to Bankruptcy Code Sections 361, 362, 363 and 364 [Docket No. 523] (the “Final DIP Order”).

8. Upon the respective Settlement Effective Date and pursuant to the terms of the TERP and GLBL Settlement Agreements, the SunEdison Parties shall receive, with respect to their Class A Common Stock (if any) in each of TERP Inc and GLBL Inc, the SunEdison Parties’ pro rata share of the total consideration paid to holders of Class A Common Stock of TERP Inc and GLBL Inc pursuant to the respective Jointly Supported Transaction, and such consideration shall be in addition to the Aggregate Settlement Value received by the Debtors.

9. Excluding the Settlement Agreements, confidentiality agreements, and the agreements set forth on Exhibits B of the Settlement Agreements, each agreement between the

Debtors, on the one hand, and TERP and GLBL (as applicable), on the other hand, shall be deemed rejected by the applicable Debtor(s) as of the applicable Settlement Effective Date, pursuant to section 365 of the Bankruptcy Code; provided, however, that the Yieldcos shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims against the Debtors) arising from such rejections. For the avoidance of doubt, the foregoing relief granted in this Paragraph 9 of the Order shall only pertain to agreements between the Debtors and TERP and GLBL (as applicable), and shall not apply to agreements between TERP and GLBL (as applicable) and any non-Debtor SunEdison subsidiary or affiliate.

10. In the event that the Preserved Comprehensive Unsecured Claim of TERP and/or GLBL is not waived and released pursuant to Section 3(a) of the applicable Settlement Agreement(s), the Debtors’ and the Committee’s rights to oppose or object to the Preserved Comprehensive Unsecured Claim(s) on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the applicable Settlement Agreement(s).

11. The Debtors’ and the Committee’s rights to oppose or object to the Preserved DE Shaw Unsecured Claim and the Preserved Renova Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the TERP Settlement Agreement and the GLBL Settlement Agreement (as applicable).

12. For the avoidance of doubt, upon the effectiveness of the TERP Releases, (a) the TERP Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved

Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved DE Shaw Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction, and (b) the SunEdison Parties shall forever be barred from asserting any Claims against TERP other than any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction.

13. For the avoidance of doubt, upon the effectiveness of the GLBL Releases, (a) the GLBL Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved Renova Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction, and (b) the SunEdison

Parties shall forever be barred from asserting any Claims against GLBL other than any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction.

14. Upon the entry of this Order, the UCC Standing Motion [Docket No. 1557] is hereby denied with prejudice.

15. Notwithstanding anything to the contrary in this Order or the Settlement Agreements, the rights of the Parties and all other insured persons and entities, if any, to access any insurance policies or the proceeds thereof (the “Policies”) in their respective capacities as insureds thereunder, including those under which the Debtors or the Yieldcos are insured, shall not be affected or diminished by this Order or the Settlement Agreements (even if Claims and Defenses related thereto are otherwise released pursuant to the Settlement Agreements), and the rights and defenses of the Debtors and each Yieldco are reserved with respect thereto. Insurers for the Policies are directed to comply with and implement this Paragraph 15.

16. Upon the termination of a Settlement Agreement in accordance with its terms: (i) this Order and the relief granted herein shall be deemed null and void effective immediately upon such termination with respect to such Settlement Agreement, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof; (ii) thereupon, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof, the parties to such Settlement Agreement shall fully revert to the status quo ante, including respecting all claims, defenses, causes of action, arguments and contentions; and (iii)

no aspect of the Motion, supporting Declarations, any responsive pleadings or statements on the record before the Court, the Hearing, or this Order shall be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative in connection with any subsequent action or proceeding. For the avoidance of doubt, if one Settlement Agreement terminates in accordance with its terms and the other does not, this Order shall remain in effect in all respects with respect to the non-terminating Settlement Agreement until such Settlement Agreement terminates in accordance with its terms.

17. For the avoidance of doubt, to the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms of the Settlement Agreements, including to permit the parties thereto to send any notices contemplated thereunder, or to exercise any right or perform any obligation in accordance with the terms thereof.

18. Any objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits and denied with prejudice.

19. In the event of any conflict(s) or inconsistency between this Order and the Settlement Agreements, the Order shall govern.

20. Notwithstanding Bankruptcy Rule 6004(h), this Order shall be effective and enforceable immediately upon entry hereof.

21. The requirements set forth in Local Bankruptcy Rule 9013-1(b) are satisfied by the contents of the Motion.

22. The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order.

23. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

24. To the extent of any conflict or inconsistency between the terms of this Order and the Settlement Agreements, on the one hand, and any plan of reorganization confirmed in these Chapter 11 Cases, on the other hand, the terms of this Order and the Settlement Agreement, as applicable, shall govern.

Dated: New York, New York

                    , 2017

HONORABLE STUART M. BERNSTEIN

EXHIBIT B

Surviving Agreements between the GLBL Parties and the Debtors

1.	Any transition services agreement between GLBL and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

B-1

EXHIBIT C

Surviving Agreements between the GLBL Parties and non-Debtor SunEdison Entities

1.	Any transition services agreement between GLBL and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

C-1

EXHIBIT D

Intellectual Property Identified in Section 2(e)

System/Project Name	Description	Type of License

SunDAT	Layouts of PV Systems (Home grown)	Vendor

Gateway Device	Control unit at customer premise	Vendor

Intranet	Intranet, Employee Portal	Home grown

3 Megawatt	Solar Asset Management	Vendor

TCMan	Asset Management (Europe)	Vendor

TREES	In-house software for Billing	Home grown

SAM	Project Database	Home grown

Maximo	Enterprise Asset Management, EHS, QA, …	Vendor

Oracle EBS R12	Accounting/ERP software	Vendor

D-1

Exhibit E1

Administrative and Operational Matters and Ordinary Course Claims

Unless expressly stated otherwise below, the amounts of all asserted claims described below are disputed by the party such claims are asserted against, and the inclusion of such claims on this Exhibit E shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding in respect of such claims.

1.	Pending the execution and delivery of transition services agreements governing such matters, and solely to the extent unpaid, all amounts due and owing pursuant to agreed-upon reimbursement of SunEdison’s and GLBL’s reasonable and documented out-of-pocket costs and expenses associated with the following (which, for the avoidance of doubt, in each case, shall exclude all costs, fees, and expenses of GLBL’s and the Debtors’ retained professionals):

(a)	The provision of corporate services to GLBL, including the reimbursement of American Express charges, compensation and benefits for agreed-upon employees, the cost of agreed-upon external services, and the cost of IT services. SunEdison asserts that as of February 28, 2017, $350,183.19 is owed by GLBL to SunEdison under this clause 1(a), and such amount shall be paid by March 9, 2017.

(b)	Agreed-upon services provided in connection with the transfer of GAM operations to GLBL, including IT services. The Parties agree to negotiate in good faith to determine the cost of these services and shall be promptly paid to SunEdison.

(c)	Any unpaid obligations under existing GAM contracts, which shall be invoiced and paid in the ordinary course.

2.	Any additional services for which GLBL has agreed in writing (including by email) to reimburse SunEdison, and after March 7, 2017, as agreed to by an officer of GLBL.

3.	Any services for which SunEdison has agreed in writing (including by email) to reimburse GLBL.

4.	For the period from February 28, 2017 through and until the execution of definitive transition services agreements for the GAM transition, if any, and corporate matters

[1]

For the avoidance of doubt, each item set forth in this Exhibit E shall be treated as mutually exclusive and independent of the other, and any claims and resolutions with respect to any particular item shall not be used against or with respect to any other item, including without limitation to assert a right of setoff against any other item.

E-1

between GLBL and SUNE, SUNE will continue to invoice GLBL in the ordinary course (with respect to GAM services, if any, and general corporate matters, in each case not otherwise compensated for by reimbursement, O&M fees or asset management fees preserved in Items 1 - 3) and consistent with past practice for services for which (i) GLBL has agreed in writing (including by email) to reimburse SunEdison (and after March 7, 2017, as agreed to by an officer of GLBL), or (ii) reimbursed SunEdison within the past three months (unless GLBL has notified SunEdison that it no longer intends to reimburse SunEdison for such services), and GLBL will continue to pay amounts owed under such invoices.

5.	Solely to the extent unpaid, GLBL shall pay SunEdison, and SunEdison shall pay GLBL all amounts due and owing pursuant to executed and delivered transition services agreements, if any, between GLBL and SunEdison.

E-2

EXHIBIT F

Form of Subsidiary Joinder

JOINDER AGREEMENT

This Joinder Agreement, dated as of                      , 2017, (this “Joinder Agreement”) is a joinder to the Settlement Agreement dated March 6, 2017, among TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Operating, LLC and SunEdison, Inc. (the “Settlement Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Settlement Agreement.

1. [Each of] [t]he undersigned (“Subsidiar[ies]”), having received and reviewed a copy of the Settlement Agreement, hereby agrees to be bound by the terms, conditions and other provisions of the Settlement Agreement that bind GLBL, with all attendant rights, duties and obligations of GLBL stated therein.

2. [Each] Subsidiary makes, as of the date hereof, all of the representations and warranties of a Party contained in Section 7 of the Settlement Agreement as fully as if such representations and warranties were set forth herein.

3. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. This Joinder Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

F-1

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Joinder Agreement as of the date first written above.

[SUBSIDIARY]

By:
Name:
Title:

[SUBSIDIARY]

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

SunEdison, Inc.,

By:
Name:
Title:

TerraForm Global, Inc.,

By:
Name:
Title:

TerraForm Global, LLC

By:
Name:
Title:

TerraForm Global Operating, LLC

By:
Name:
Title:

F-2

EXHIBIT G

Illustrative Computation of Exchange

Illustrative computation of the number of Class A Shares that SunEdison and its controlled affiliates would receive if the Exchange happened as of the close of business on March 1, 2017

•	Securities outstanding as of immediately prior to the Exchange

•	Class A Shares Issued and Outstanding: 113,013,940

•	Class A Shares held in treasury by GLBL Inc: 262,225[6]

•	Class B Shares Issued and Outstanding: 61,343,054

•	Class B Units Issued and Outstanding: 61,343,054

•	IDRs Outstanding: All IDRs Outstanding

•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766

•	Securities outstanding as of immediately after the Exchange

•	Class A Shares Issued and Outstanding: 151,453,842, of which:

•	Class A Shares held by SunEdison and its controlled affiliates as a result of the Exchange:

B – A = 38,439,902,7 where:

A = 113,013,940 + 2,305,766 = 115,319,706

B = A / 0.75 = 153,759,608

•	Class A Shares held in treasury by GLBL Inc: 262, 225

•	Class B Shares Issued and Outstanding: 0

•	Class B Units Issued and Outstanding: 0

[6]	Number provided as of March 2, 2017
[7]	Does not include Class A Shares held by SunEdison and its controlled affiliates other than as a result of the Exchange. As of the close of business on March 1, 2017, SunEdison and its controlled affiliates held 2,000,000 such other Class A Shares.

G-1

•	IDRs Outstanding: 0

•	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766

G-2

EXHIBIT H

Form of Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”) is made and entered into as of             , 2017, by and between

(a)	TerraForm Global, Inc., a Delaware corporation (“GLBL Inc”);

(b)	TerraForm Global, LLC, a Delaware limited liability company (“GLBL LLC”);

(c)	TerraForm Global Operating, LLC, a Delaware limited liability company (“GLBL Operating” and collectively with GLBL Inc and GLBL LLC, the “GLBL Parties”);

(d)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated debtors-in-possession (collectively, the “Debtors”); and

(e)	The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Indemnification Agreement (other than GLBL (defined below), and the GLBL Parties) (collectively, the “SunEdison Subsidiary Parties” and together with the Debtors, the “SunEdison Parties,” and the SunEdison Parties and the GLBL Parties, collectively, the “Parties”).

WHEREAS, on March 6, 2017, certain of the SunEdison Parties and the GLBL Parties entered into a certain settlement agreement (the “Settlement Agreement”) to effectuate the settlements, compromises, terminations, and waivers provided thereunder, including the broad mutual releases in favor of each of the SunEdison Released Parties and GLBL Released Parties (each as defined under the Settlement Agreement);

WHEREAS, Section 5(h) and Section 6(g) of the Settlement Agreement expressly contemplate that each of the GLBL Parties and the SunEdison Parties shall use commercially reasonable efforts to cause their respective direct and indirect subsidiaries, to execute and deliver joinders to the Settlement Agreement substantially in the form attached as Exhibit F to the Settlement Agreement (collectively, the “Subsidiary Joinders”) on or prior to the Settlement Effective Time (as defined under the Settlement Agreement);

WHEREAS, the GLBL Parties have requested that all of their direct and indirect subsidiaries (each a “GLBL Subsidiary”) receive a release of claims under the Settlement Agreement regardless of whether such subsidiary executes and delivers a Subsidiary Joinder pursuant to the Settlement Agreement, such that the GLBL Subsidiary is deemed a GLBL Released Party entitled to the releases, discharges, and acquittals set forth in Section 4(b) of the Settlement Agreement (subject to the terms and conditions thereunder);

WHEREAS, in exchange for the foregoing release of each GLBL Subsidiary that does not execute and deliver a Subsidiary Joinder, the SunEdison Parties requested, and the GLBL Parties agreed, pursuant to Section 8(c)(vii), to provide, an indemnity on terms reasonably acceptable to the SunEdison Parties and substantially in the form of this Indemnification Agreement;

WHEREAS, Section 8(c)(vii) of the Settlement Agreement expressly provides a termination right in favor of the SunEdison Parties if the GLBL Parties fail to cause a GLBL Subsidiary (a “Non-Joinder Subsidiary”) to execute and deliver a Subsidiary Joinder by the earlier of July 1, 2017 or ten (10) business days prior to the expected Settlement Effective Time; provided, however, that before the SunEdison Parties exercise such termination right pursuant to Section 8(c)(vii) of the Settlement Agreement, SunEdison Inc shall provide written notice to the GLBL Parties identifying any such Non-Joinder Subsidiary, and the GLBL Parties shall have nine (9) business days after receipt of such notice to either (i) cause such Non-Joinder Subsidiary to execute and deliver a Subsidiary Joinder to the SunEdison Parties, or (ii) enter into this Indemnification Agreement to provide the SunEdison Parties with an indemnity for any claims asserted against the SunEdison Parties by such Non-Joinder Subsidiary that would be released pursuant to the Settlement Agreement if such Non-Joinder Subsidiary had executed and delivered a Subsidiary Joinder;

NOW, THEREFORE, pursuant to the terms and conditions of the Settlement Agreement, and for the good and valuable consideration thereunder and hereunder, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Indemnification Parties. From and after the execution of this Indemnification Agreement, the SunEdison Parties and each of their respective directors, officers, shareholders, employees, agents, successors and assigns (each an “Indemnified Party,” and collectively, the “SunEdison Indemnified Parties”) shall be indemnified and held harmless by the GLBL Parties from, against and in respect of any and all damages, judgments, awards, liabilities, losses, obligations, claims of any kind or nature, fines, and costs and expenses, including reasonable and documented attorneys’ fees and expenses (collectively, the “Losses”) resulting or arising from any Claims (as defined under the Settlement Agreement), asserted against any SunEdison Party by a Non-Joinder Subsidiary, that would have been released pursuant to the Settlement Agreement if such GLBL Subsidiary had executed a Subsidiary Joinder.

2. Notice of Claims. Any of the SunEdison Indemnified Parties entitled to indemnification pursuant to this Indemnification Agreement shall notify the GLBL Parties (or their respective successors or assigns) (each an “Indemnifying Party”) promptly after becoming aware of any Losses which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 1 herein and in accordance with the terms of the Settlement Agreement (the “Claim Notice”). It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of any Losses will relieve the Indemnifying Party of its obligations pursuant to this Indemnification Agreement. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Losses described in such Claim Notice, or fails to notify the Indemnified Party within fourteen (14) days after delivery of such Claim Notice by the Indemnified Party whether the Indemnifying Party disputes the Claim Notice the Indemnifying Party shall pay the amount of Losses to the Indemnified Party set forth in the Claim Notice. If the Indemnified Party has disputed its liability with respect to the Losses, and such dispute has not been resolved within thirty (30) calendar days, then the Indemnifying Party and the Indemnified Party may seek legal redress in accordance with Section 4.

3. Severability. If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Indemnification Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Indemnification Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Indemnification Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Indemnification Agreement be consummated as originally contemplated to the fullest extent possible.

4. Governing Law; Venue; Waiver of Jury Trial. Any dispute, controversy or claim among the Parties that arises out of, relates to or is in any manner connected with this Indemnification Agreement, shall be referred exclusively, construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Indemnification Agreement (x) and involving a Debtor, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (y) if not involving any Debtor, in any state court in the city and county of New York or the United States District Court for the Southern District of New York and, solely in connection with claims arising under this Indemnification Agreement and involving a Debtor: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Indemnification Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other Parties have been induced to enter into this Indemnification Agreement by, among other things, the mutual waivers and certifications as set forth in this Section 4. It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this

Indemnification Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

5. Modification and Waiver. Except as provided by Section 4 above with respect to changes in applicable law that broaden the rights of the Indemnified Party to be indemnified by the Indemnifying Party, no supplement, modification, termination or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.

13736 Riverport Dr.

Maryland Heights, Missouri 63043

Attn:    General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn:    Jay M. Goffman and J. Eric Ivester

Email:  jay.goffman@skadden.com

eric.ivester@skadden.com

james.mazza@skadden.com

if to GLBL Inc or the GLBL Parties to:

TerraForm Global, Inc. / TerraForm Global, LLC

7550 Wisconsin Ave., 9th Floor

Bethesda, Maryland 20814

Attn:    General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn:    Andrew G. Dietderich

Email:  dietdericha@sullcrom.com

zylberbergd@sullcrom.com

and

Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP

1801 K Street, N.W., Suite 411L

Washington, D.C. 20006

Attn:    Ariel N. Lavinbuk

Email:  alavinbuk@robbinsrussell.com

7. Remedies. In the event an Indemnifying Party fails to timely satisfy any reimbursement or contribution obligation under this Indemnification Agreement, the Indemnified Party shall have any and all rights and remedies available at law or in equity to enforce its rights hereunder.

8. Effective Date. This Indemnification Agreement is effective as of the date first written above.

9. Time is of the Essence. Time is of the essence with respect to the performance of all obligations under this Indemnification Agreement.

10. Counterparts. This Indemnification Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

11. Headings. The headings of the paragraphs of this Indemnification Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnification Agreement or to affect the construction thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

SunEdison, Inc.,

By:
Name:
Title:

TerraForm Global, Inc.,

By:
Name:
Title:

TerraForm Global, LLC

By:
Name:
Title:

TerraForm Global Operating, LLC

By:
Name:
Title: